EXHIBIT 16.1

DAVID A. ARONSON, CPA, P.A.

17071 West Dixie Highway

Suite 301

North Miami Beach, FL 33160

December 14, 2016

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C 20549

Ladies & Gentlemen:

We have read the disclosures on the Form 8-K report of Cosmo Ventures, Inc. dated December 14, 2016 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

Very truly yours,

/s/ David A. Aronson, CPA, P.A.